UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 27, 2009	(February 23, 2009)
Date of report	(Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Doron D. Grosman; Retirement of Mr. William Hunt

On February 23, 2009, Mr. Doron D. Grosman was appointed to the position of President, effective immediately.  The previous President, Mr. William Hunt, will retire on April 1, 2009, and will stay on in an advisory role until that time.  On February 23, 2009, Hexcel issued a press release regarding the appointment of Mr. Grosman and the retirement of Mr. Hunt, which press release is filed as an exhibit to this Form 8-K.

Prior to joining Hexcel, Mr. Grosman was President of the Magazine Printing Solutions Division of Quebecor World from 2007 to 2008.  From 2002 to 2007, he was with the American Standard Companies, where he served as Chief Financial Officer of Trane Commercial Air Conditioning and led day to day operations worldwide, including distribution, services and manufacturing.  From 1991 to 2002, Mr. Grosman held a variety of management and executive positions with the General Electric Company, the last being Vice President and General Manager of GE Plastic’s petrochemicals business from 1998-2002.  Prior to joining GE, Mr. Grosman worked as a senior engagement manager for Bain & Company, a business and strategy consulting firm.

Compensation Arrangements with Mr. Grosman

In connection with his appointment to the position of President, we entered into an Executive Severance Agreement and a Supplemental Executive Retirement Agreement (SERP) with Mr. Grosman, and granted him non-qualified stock options, restricted stock units and a performance share award.  Each of these agreements is filed as an exhibit to this 8-K, and the descriptions below are qualified in their entirety by reference to the full agreements.

Severance Agreement with Mr. Grosman

The severance agreement provides for

•                  an initial base salary of $535,000

•                  an annual cash target bonus award of 75% of salary, although Mr. Grosman’s cash bonus award for 2009 will be paid as if Mr. Grosman was employed since January 1, 2009, rather than being pro-rated for less than a full year’s service

•                  sign-on equity awards valued at 200% of base salary, an annual equity award in 2010 valued at 150% of base salary, and an annual equity award in subsequent years valued within a range of 140% to 210% of base salary, as determined by the compensation committee; all equity awards will be valued and granted in such form as determined by the compensation committee for all executives

•                  Mr. Grosman to participate in all of our employee benefit plans and arrangements applicable to senior level executives, except that Mr. Grosman will not participate in our executive perquisites program

The severance agreement provides that we will make certain payments to Mr. Grosman upon termination of his employment under certain circumstances.  If we terminate Mr. Grosman for any reason other than for disability or cause, or if Mr. Grosman terminates his employment for good reason, then Mr. Grosman will receive

•                  an annual bonus prorated for the portion of the year he was employed

•                  a lump sum payment equal to the sum of his then current base salary and his average bonus over the prior three years, if termination is on or prior to February 23, 2012

•                  a lump sum payment equal to one and half times the sum of his then current base salary and his average bonus over the prior three years, if termination is after February 23, 2012

•                  participation for one year after termination in all medical, health, life insurance and other welfare plans and programs in which Mr. Grosman was participating on the date of termination

If we terminate Mr. Grosman for any reason other than for disability or cause, or if Mr. Grosman terminates his employment for good reason, in either case during a period which qualifies as a potential change in control period or within two years after a change in control, then Mr. Grosman will receive the same payments and benefits as described above except that

•                  the lump sum payment will be equal to three times the sum described above

•                  participation in medical, health, life insurance and other welfare plans and programs will be for three years instead of one

•                  Mr. Grosman will be entitled to receive a modified gross-up payment for any excise tax incurred under Section 280G of the Internal Revenue Code, but only if the total “parachute payments” exceed Mr. Grosman’s untaxed safe harbor amount by 10% or more.  We have agreed to reimburse Mr. Grosman for the excise tax as well as any income tax and excise tax payable by Mr. Grosman as a result of any reimbursements for the excise tax.

Upon Mr. Grosman’s death, if the amount received by his estate as payment under the insurance policy that we provide for Mr. Grosman is less than two times the sum of his then current base salary and his average bonus over the prior three years, then we will pay the difference to his estate.

The agreement also provides that, in consideration for the payments received, Mr. Grosman will not compete with us in any capacity for a period of one year following the termination of his employment.  If Mr. Grosman’s termination is in connection with a change in control, the period is extended to three years.  However, this restriction will not apply if Mr. Grosman’s duties and responsibilities with a company that competes with us do not relate to the business segment of that company that competes with us.  The agreement also subjects Mr. Grosman to customary terms regarding non-solicitation of customers and our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information, and processes, technologies, designs and inventions.

The initial term of the severance agreement is three years.  The agreement is then automatically extended for additional one-year periods unless, prior to the date that is one year prior to the end of the then current period, we give Mr. Grosman notice that we are not extending the term of the agreement.

SERP Agreement with Mr. Grosman

The SERP provides a retirement benefit to Mr. Grosman intended to supplement his retirement income from our other retirement plans.  The material features of the SERP are as follows:

•                  The monthly normal retirement benefit is equal to the product of Mr. Grosman’s final average pay, benefit percentage and vesting percentage, offset by any vested contributions made by us under our 401(k) plan.

•                  Final average pay equals Mr. Grosman’s average monthly compensation for the highest paid 36 months out of his final 60 months of employment, and includes salary and bonus, but not equity compensation. Bonus is deemed to be earned ratably over the period in which it was earned.

•                  The benefits percentage is 7/30 of 1% for each month of service, but shall not increase further once Mr. Grosman reaches age 65.

•                  The vesting percentage is 100% once Mr. Grosman has been employed by us for five years, and is zero prior to that time.

•                  Upon retirement after reaching age 65, Mr. Grosman will receive a lump sum that is actuarially equivalent to a lifetime payment stream of the monthly normal retirement benefit starting the month after employment terminates and ending on death, but is guaranteed to be at least 120 monthly payments

•                  If Mr. Grosman’s employment terminates prior to age 65 (early retirement), he will receive a lump sum that is actuarially equivalent to a lifetime payment stream of the monthly normal retirement benefit, reduced by 3% for each year by which the date of the first payment precedes age 65.  The assumed payment stream starts the month after his employment terminates (but no earlier than the month he reaches age 55), and ends on death, but is guaranteed to be at least 120 monthly payments.

•                  Should Mr. Grosman die before receiving any benefits under the SERP, Mr. Grosman’s designated beneficiary will receive a lump sum that is actuarially equivalent to the 50% survivor annuity the beneficiary would have received had Mr. Grosman retired immediately prior to his death and elected to receive his benefit in the form of a 50% joint and survivor annuity.  Mr. Grosman also may elect to have the lump sum survivor benefit calculated on the basis of a 75% or 100% survivor annuity, or for it to equal the full lump sum he would have received had he retired immediately prior to his death.  If Mr. Grosman elects any of these alternative forms of benefit, the additional actuarial cost (above the cost of providing the benefit based on a 50% survivor annuity) reduces the amount of Mr. Grosman’s retirement benefit (and hence the survivor’s benefit as well).

•                  Upon certain other types of termination, the amount of benefit is different:

•                  Upon termination for cause, no benefits are payable.

•                  Upon termination without cause or by Mr. Grosman for good reason, 12 months of service are added for purposes of computing the benefits percentage, and the vesting percentage is 100% regardless of how long Mr. Grosman has been employed by us.

•                  Upon termination without cause or by Mr. Grosman for good reason within two years after a change in control or during a period which qualifies as a potential change in control, 36 months of service are added for purposes of computing the benefits percentage, and the vesting percentage is 100% regardless of how long Mr. Grosman has been employed by us.

•                  Upon termination due to disability, the lump sum is calculated without reduction if the assumed payment stream would start prior to age 65.

•                  Mr. Grosman may choose to receive an actuarially equivalent payment stream in lieu of a lump sum, in accordance with the requirements of Section 409A of the Internal Revenue Code.

Equity Awards granted to Mr. Grosman

On February 23, 2009, we granted Mr. Grosman a non-qualified option to purchase 152,857 shares of common stock, 42,937 restricted stock units (RSUs), and a performance share award (PSA) with a target amount of 42,937 shares.

The option has an exercise price of $6.23 per share, which was the closing price of our common stock on the grant date.  The option has a ten-year term, and vests as to one-third of the shares underlying the option on each of the first three anniversaries of January 26, 2009.  Similarly, one-third of the RSUs vest and convert into shares of our common stock, on a one-to-one basis, on each of the first three anniversaries of January 26, 2009.

The number of performance shares that Mr. Grosman will receive is dependent on Hexcel achieving performance measures during 2009-2011 and can range from zero, if below threshold performance, to 85,874 shares at maximum performance.  His target share award in each year is 14,312 shares.  Mr. Grosman will receive the greater of the aggregate of the awards earned in each of these years based on annual performance measures established by the compensation committee or the cumulative award based on achievement of a return on net capital employed performance measure (RONCE) for the entire three-year period.  However, if the aggregate award is greater than the award based on RONCE, and we fail to achieve the threshold performance for RONCE, then the aggregate award will be reduced by 25%.  The annual performance measures for 2009 are EBIT, net income and cash flow.

All awards will vest on a change in control, but only at the target share award level for the performance shares.  All awards are forfeited if Mr. Grosman is terminated for cause.  Generally, if his employment terminates for other reasons Mr. Grosman would retain only those options and restricted stock units that vested prior to termination.  The entire performance share award is forfeited if Mr. Grosman voluntarily terminates his employment prior to the end of the three-year RONCE period.  If Mr. Grosman’s employment terminates for reasons other than for cause and other than as a result of a voluntary termination, he will receive a prorated performance share award based on the portion of the performance period he was employed by us and our actual achievement of the applicable performance measures.

On February 23, 2009, Hexcel issued a press release regarding the equity awards granted to Mr. Grosman pursuant to the Corporate Governance Standards of NYSE Rule 303A.08.  This press release is filed as an exhibit to this Form 8-K.

Agreements with Mr. Hunt

Effective as of February 23, 2009, we entered into a letter agreement with Mr. Hunt regarding his retirement and modifying the terms of a prior grant of RSUs to Mr. Hunt.  In particular, the agreement:

•                  Provides that Mr. Hunt’s date of retirement will be a date chosen by us, on which date Mr. Hunt’s employment will terminate

•                  Waives the requirement under Mr. Hunt’s service agreement that we give Mr. Hunt 12 months’ written notice prior to his retirement

•                  Provides that, if Mr. Hunt’s date of retirement is prior to April 1, 2009, he is still entitled to receive the salary and benefits to which he would have been entitled had his retirement date been April 1, 2009

•                  Modifies the terms of the grant of 25,000 RSUs on January 29, 2007.  These RSUs vest and convert into shares of common stock on April 1, 2009.  Prior to this modification, if Mr. Hunt’s employment terminated prior to April 1, 2009 for any reason other than death, disability or a change in control, Mr. Hunt would forfeit all the RSUs.  This provision has been amended such that, if we terminate Mr. Hunt’s employment prior to April 1, 2009 other than for cause, the RSUs will still vest and convert into shares of common stock on April 1, 2009.

As required by English law, we also entered into a Deed, as of February 23, 2009, with Mr. Hunt to amend his service agreement to reflect the changes described in the first three bullet points above.  The letter agreement and the Deed are each filed as an exhibit to this 8-K, and the descriptions above are qualified in their entirety by reference to the full letter agreement and Deed.

Item 9.01                                               Financial Statements and Exhibits

(d)                                 Exhibits

99.1	Supplemental Executive Retirement Agreement dated February 23, 2009, between Doron D. Grosman and Hexcel Corporation.

99.2	Executive Severance Agreement between Hexcel Corporation and Doron D. Grosman, dated February 23, 2009.

99.3	Employee Option Agreement, dated as of February 23, 2009, by and between Doron D. Grosman and Hexcel Corporation.

99.4	Restricted Stock Unit Agreement, entered into as of February 23, 2009, by and between Hexcel Corporation and Doron D. Grosman.

99.5	Performance Based Award Agreement, entered into as of February 23, 2009, by and between Hexcel Corporation and Doron D. Grosman.

99.6	Letter agreement dated as of February 23, 2009, between William Hunt and Hexcel Composites Limited.

99.7	Deed dated February 23, 2009, between William Hunt and Hexcel Composites Limited.

99.8	Press Release issued February 23, 2009, regarding the appointment of Doron D. Grosman to the position of President

99.9	Press Release issued February 24, 2009, regarding the equity awards granted to Doron D. Grosman

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

February 27, 2009

/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Supplemental Executive Retirement Agreement dated February 23, 2009, between Doron D. Grosman and Hexcel Corporation.

99.2	Executive Severance Agreement between Hexcel Corporation and Doron D. Grosman, dated February 23, 2009.

99.3	Employee Option Agreement, dated as of February 23, 2009, by and between Doron D. Grosman and Hexcel Corporation.

99.4	Restricted Stock Unit Agreement, entered into as of February 23, 2009, by and between Hexcel Corporation and Doron D. Grosman.

99.5	Performance Based Award Agreement, entered into as of February 23, 2009, by and between Hexcel Corporation and Doron D. Grosman.

99.6	Letter agreement dated as of February 23, 2009, between William Hunt and Hexcel Composites Limited.

99.7	Deed dated February 23, 2009, between William Hunt and Hexcel Composites Limited.

99.8	Press Release issued February 23, 2009, regarding the appointment of Doron D. Grosman to the position of President

99.9	Press Release issued February 24, 2009, regarding the equity awards granted to Doron D. Grosman